UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 5, 2012 (November 29, 2012)

International Textile Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408
(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6299
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2012, the board of directors (the “Board”) of International Textile Group, Inc. (the “Company”) appointed William P. Carmichael as a director to replace David H. Storper, who resigned from the Board.  Mr. Carmichael, a private consultant, co-founded The Succession Fund in 1998 to provide an exit strategy to owners of privately held companies.  This Fund was sold in 2007.  Prior to forming The Succession Fund, Mr. Carmichael worked for Price Waterhouse for four years, and has twenty-six years of experience in various financial positions with global consumer product companies.  Mr. Carmichael currently serves on the boards of directors of Cobra Electronics Corporation, The Finish Line, Inc. and McMoran Exploration Co., and as a Trustee of the Columbia Funds.

Mr. Carmichael’s compensation for service as a director will be consistent with that of the Company’s other non-employee directors not affiliated with the Company, WL Ross & Co., LLC or Wilbur L. Ross, Jr., the chairman of the Board, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  There are no arrangements or understandings between Mr. Carmichael and any other person pursuant to which he was selected as a director, and there are no transactions involving Mr. Carmichael that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President, General Counsel and Secretary

Date:  December 5, 2012